UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 4)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2005 (February 15, 2005)

Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: This 8-K/A (Amendment No. 4) adds additional information via Item 8.01 to Form 8-K current report filed on February 22, 2005, Form 8-K/A (Amendment No. 1) filed March 1, 2005, Form 8-K/A (Amendment No. 2) filed March 9, 2005, and Form 8-K/A (Amendment No. 3) filed July 5, 2005.

ITEM 8.01 OTHER EVENTS

As of September 23, 2005 the Registrant reports that negotiations in the former Russian Republic of Kazakhstan to purchase a controlling interest in the Oil and Gas Joint Stock Company TransNafta Center are on hold pending status and clarification of the Kamenkovsky block exploration license. Registrant’s overseas legal counsel discovered the license to be in suspension.  Additional documentation and assurances are required to complete the due diligence processes mandated by the Registrant and its projected financial partners to continue its negotiations to finalize the transaction. The Registrant will amend this Form 8-K/A in the event that a definitive agreement is reached, however, no assurances can be given that this will occur.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC.

(formerly Energy Producers, Inc.)

By:

/s/ Dennis R. Alexander

Chairman and Chief Financial Officer

September 28, 2005